                                                                   EXHIBIT 10.19

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.
OMMISSIONS ARE DESIGNATED AS ***

                      MatchLogic Master Services Agreement
           Between MatchLogic, Inc. and Aristotle International, Inc.

MatchLogic, Inc., a Delaware corporation with offices at 7233 Church Ranch Blvd., Westminster, Colorado 80021 ("MatchLogic") and Aristotle International, Inc., a Delaware corporation with offices at 205 Pennsylvania Avenue, S.E., Washington, DC 20003 ("Aristotle") are parties to that certain Advertising Marketing Agreement dated as of October 1, 1999 (the "Existing Agreement"). This Master Services Agreement (the "Agreement") is made as of June 30, 2000, (the "Effective Date") by and between MatchLogic and Aristotle, and shall, upon execution, amend, restate and supercede the Existing Agreement.

1. Products and Services. Pursuant to the terms and conditions set forth in this Agreement. Aristotle has agreed to purchase and MatchLogic has agreed to provide Aristotle with the Products (defined below) and Services (defined below) within the United States, as well as any commercially available MatchLogic product or service subsequently added to this Agreement pursuant to the parties mutual written consent.

    (a)  Insertion Orders and Statements of Work. Aristotle agrees to execute an
         ---------------------------------------
         Insertion Order or Statement of Work in a form provided by MatchLogic in order to initiate delivery of the Products or Services hereunder. In the event of an inconsistency between the terms of this Agreement and an Insertion Order or Statement of Work, the terms of the Insertion Order or Statement of Work will govern.

    (b)  Statement of Authority.  Aristotle agrees that prior to implementing a
         ----------------------
         marketing campaign using the Services to the benefit of a third party advertiser, Aristotle will execute a statement of authority disclosing the agency relationship, in form provided by MatchLogic, which shall be added as part of this Agreement.

    (c)  Performance of Agreement. Each party acknowledges that the other's
         ------------------------
         ability to perform under this Agreement under the time frame contemplated by this Agreement may require the other party to perform certain tasks in a timely manner, and that any delay in either party's performance of its obligations may result in a delay of the other party's obligations hereunder.

    (d)  Compliance with Laws.  Notwithstanding anything to the contrary
         --------------------
         herein, the parties will comply with any existing or future applicable law or other restriction regarding the transfer of data, and will only be expected to perform hereunder to the extent allowed by such laws, regulations or restrictions.

2.  Definitions

    a.   "Advertisement" shall mean a Targeted Advertisement.
          -------------

    b.   "Aristotle Database" shall mean Aristotle's database of public
          ------------------
         information regarding registered voters nationwide containing the Demographic Information.

    c.   "Advertising Price" means the amount of money charged by MatchLogic or
          -----------------
         an Authorized Reseller (defined below) under Section 21 for sales of
                                                      ----------
         Targeted Advertising (after deducting advertising agency commissions) pursuant to their then current rate card.

    d.   "Demographic Information" shall mean that voter demographic
          -----------------------
         information to be appended to MatchLogic's User List, as such information is more fully described on Schedule D, attached hereto.
                                                ----------

    e.   "Derivative Works" shall have the meaning ascribed to such term in the
          ----------------
         Copyright Law of the United States, Title 17 U.S.C. (S)101 et. seq.; provided, however, that Derivative Works shall not include Impression
         --------  -------
         Data (defined below).

    f.   "Foundation Targeting Campaign" shall mean that each and every media
          -----------------------------
         message or a branding message (untargeted message).

    g.   "Products" shall mean those products included on Schedule A attached
          --------
         hereto. The term Products shall include e-mail addresses licensed to Aristotle pursuant to this Agreement.

    h.   "Services" shall mean those services included on Schedule A attached
          --------
         hereto. The term Services shall include Targeted Advertisements.

    i.   "Targeted Advertisement" shall mean a specific advertisement, promotion
          ----------------------
         or sponsorship, including a Targeted E-Mail, served by MatchLogic to any online site, targeted or suppressed through Profiling. Without limitation, a Targeted Advertisement shall include Targeted Ad Management to the extent Profiling is used.

    j.   "Targeted E-Mail" shall mean an e-mail served by MatchLogic to any
          ---------------
         individual, targeted or suppressed through Profiling.

    k.   "MatchLogic User List" shall mean that list of individuals whose name
          --------------------
         and address records shall be used by MatchLogic for matching against the Aristotle Database for purposes of serving Targeted Advertisements. The MatchLogic User List shall only contain names of individuals who have expressly opted-in and consented, through legally valid consents, to the sharing of personal information with third parties.

    l.   "Profiling" shall mean the use of the Demographic Information or the
          ---------
         Demographic Information and the Impression Data for matching, modeling, internal research, analysis, or segmentation of MatchLogic's users or user base, in order to serve Targeted Advertisements.

3. Fees. Fees to be paid in connection with this Agreement will be the lesser of (i) the fees set forth on the rate card attached hereto as Schedule B or
                                                               ----------
(ii) such lower fees as are then charged by MatchLogic pursuant to its then current rate card, which shall be provided to Aristotle upon request. Unless stated otherwise, all fees are due upon receipt of invoice, and payments not received within thirty (30) days of receipt of invoice will be subject to
                ------  --
interest calculated at the rate of the lesser of: (i) one and one half percent
                                                      ------------------------
(1.5%) per month or (ii) the
 ----
then-highest rate allowed by applicable law, plus MatchLogic's cost of collection. Receipt of an invoice shall be deemed to occur no later than two (2)
                                                                         ---  -
business days after the date an invoice is mailed or one (1) business day after
                                                     ---  -
the date of verified electronic transmission of such invoice. All fees owed are exclusive of, and the paying party shall be responsible for, all sales, use, excise and other taxes which may be levied upon such party in connection with this Agreement or performance of the Services. MatchLogic shall not adjust any of the fees specified in this Agreement prior to the first anniversary date of the Effective Date. Thereafter, upon thirty (30) days prior written notice,
                                     ------  --
MatchLogic may increase such fees annually by an amount not to exceed six
                                                                      ---
percent (6%) per annum.
-------  --

4. Content. Certain Insertion Orders might require Aristotle to provide text, graphics, pictures, sound, video and other data and materials contained in banner advertisements or e-mails that Aristotle provides to MatchLogic in order for MatchLogic to provide the Services ("Content"). Such Content shall include, but not be limited to information that is otherwise contained in the Aristotle Database and Demographic Information. Aristotle hereby grants a limited license to MatchLogic to use such Content, including the use of the Aristotle Database and Demographic Information in connection with the Services to be provided hereunder and for no other purpose. Aristotle covenants that it holds the necessary rights to the Content to permit MatchLogic, in accordance with the terms and conditions of this Agreement, to perform its obligations free and clear of any conflicting agreements, or any adverse claims or interests of any person or party. Aristotle will not publish, distribute or otherwise provide MatchLogic for use hereunder any Content that: (i) infringes or violates any third party's copyright, patent, trademark, trade secret or other proprietary rights; (ii) violates any law, statute, ordinance or regulation, including without limitation the laws and regulations governing export control; (iii) is defamatory or trade libelous; (iv) is pornographic or obscene; or (v) contains viruses, Trojan horses, worms, time bombs, cancelbots or other similar harmful or deleterious programming routines. Aristotle will be solely responsible for creating, editing, reviewing and delivering to MatchLogic the Content and acknowledges that, by publishing or distributing the Content on Aristotle's behalf, MatchLogic is acting as a passive conduit. As such, MatchLogic will have no obligation to Aristotle, and undertakes no responsibility, to review any Content to determine whether any such Content may result in liability to third parties. In no event, however, may MatchLogic modify Content without Aristotle's prior written consent. If MatchLogic believes in its sole discretion that any Content may create liability for MatchLogic or any third party, or if any Content fails to conform to MatchLogic's policies, applicable laws, or the public interest, MatchLogic may decline or cease to distribute such Content and/or perform any related Services. Notwithstanding any other provision of this Agreement, MatchLogic shall (i) use commercially reasonable efforts to disclose to Aristotle all changes to MatchLogic's then-standard advertising policies, guidelines, rates and determinations of the "public interest" that materially affect this Agreement, and to communicate such decisions to Aristotle promptly and (ii) run all Advertisements that conform with such policies, guidelines, and determinations.

5.  Ownership.

    (a)  Aristotle Property.  Aristotle and its licensors shall retain all
         ------------------
         ownership, right, title and interest in and to the Content.

    (b)  Rights in Database.  All of the Demographic Information received from
         ------------------
         Aristotle shall remain the personal property of Aristotle, which shall retain all ownership, rights, copyrights, and Derivative Works in and to the Demographic Information and any copies thereof, in whole or in part, and MatchLogic shall have no rights to or in any part of such Demographic Information, copyrights, Derivative Works and copies thereof.

    (c)  MatchLogic User List and MatchLogic Intellectual Property.
         ---------------------------------------------------------
         The MatchLogic User List and all other database architecture, materials, web sites, extranet and technology, including, but not limited to patents, patents pending, copyrights, trade secrets, source code and object code (the "Intellectual Property") used by MatchLogic in the provision of the Services (excluding the Aristotle Database, the Demographic Information and the Matched List) shall remain the property of MatchLogic, which shall retain all ownership, rights, copyrights, and derivative copyrights in and to the MatchLogic User List and the Intellectual Property and any copies thereof, in whole or in part, and Aristotle shall have no rights to or in any part of such MatchLogic User List or Intellectual Property except as expressly granted herein. MatchLogic hereby grants Aristotle a limited license to use the MatchLogic User List for the sole purpose of creating the Matched List. Upon completion the match, Aristotle shall return to MatchLogic all copies of the MatchLogic User List, the Matched List and the Intellectual Property in Aristotle's possession or control.

    (d)  Permitted Uses of the Demographic Information and Matched List. Subject
         --------------------------------------------------------------
         to the limitations provided herein, the Matched List shall be jointly owned by Aristotle and MatchLogic. MatchLogic shall be permitted to use the Demographic Information and Matched List (defined below) expressly for the purpose of Profiling to serve Targeted Advertisements for lawful uses, and for no other purpose. MatchLogic warrants and represents that no other uses or rights to utilize the Demographic Information are provided hereunder, and that it will not use any Demographic Information and the Matched List except for the purposes expressly permitted under this Agreement. Notwithstanding any other provision of this Agreement, under no circumstances shall MatchLogic utilize any Demographic Information or the Matched List for modeling,
                                                    ------------
         matching, profiling, internal research, analysis, or segmentation of MatchLogic's users or user base, except as expressly provided herein. Aristotle acknowledges and agrees that it shall not retain the Matched List for more than twenty (20) days after providing the Matched List to
                            ------  --
         MatchLogic.

    (e)  Impression Data.  The parties acknowledge that a by-product of the
         ---------------
         provision of certain Services is the impression and click through activity of end users, including without limitation user identifications and associated activities at a web site as well as pings and activity related to closed loop reporting ("Impression Data"). Impression Data will be jointly owned by the parties and each party hereby assigns to the other party a joint ownership interest in any right, title or interest it may have in the Impression Data. Derivative Works of Impression Data and any end user information including but not limited to profiles will be owned solely by the party that develops such Derivative Works; provided,
                                                                  --------
         however, that such Impression Data and Derivative Works of Impression
         -------
         Data will only be used for lawful purposes.

6. Database Matching. Promptly following the Effective Date, MatchLogic shall deliver to Aristotle one (1) copy of the MatchLogic User List, which will be
                     ---  -
used by Aristotle for Matching against the Aristotle Database. For purposes of this Agreement, "Matching" shall mean the process of overlaying, matching, vetting, coordinating or otherwise indexing the information contained in the Aristotle Database with the information contained in the MatchLogic Database to produce a list (the "Matched List") that could be used to send Targeted Advertisements by MatchLogic on behalf of Aristotle or other third party clients of MatchLogic. Aristotle will promptly provide MatchLogic with a copy of the Matched List, following which MatchLogic will load a copy of such list onto MatchLogic's server(s) to be able to perform the Services. Once MatchLogic has loaded a copy of the Matched List onto its server(s), Aristotle will destroy all copies of the MatchLogic User List and the Matched List.

7. Trademarks. Neither party may issue any press releases or public statements concerning the existence or terms of this Agreement except with the consent of the other party or use the other party's trademarks, service marks, trade names, logos, or other commercial or product designations (collectively, the "Marks") for any purpose whatsoever without the prior written consent of the other party. Notwithstanding the foregoing, Aristotle grants to MatchLogic a non-exclusive, non-transferable, royalty-free, worldwide license to use Aristotle's Marks as reasonably required to perform the Services. If Aristotle is an agency acting on behalf of an advertiser, "Marks" shall refer to the advertiser's Marks, and Aristotle represents to MatchLogic that it has all necessary authority to grant MatchLogic such license.

8.  Confidential Information.

    (a)  Confidential Information. For purposes of this Agreement, "Confidential
         ------------------------
         Information" means information about the disclosing party's (or its suppliers') business or activities that is proprietary and confidential, which shall include all business, financial, technical and other information of a party marked or designated by such party as "confidential" or "proprietary"; or information which, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as confidential. Impression Data shall be considered the Confidential Information of MatchLogic.

    (b)  Exclusions. Confidential Information will not include information that
         ----------
         (i) is in or enters the public domain without breach of this Agreement,
         (ii) the receiving party lawfully receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation or (iii) the receiving party knew prior to receiving such information from the disclosing party or develops independently.

    (c)  Obligations. Each party agrees (i) that it will not disclose to any
         -----------
         third party or use any Confidential Information disclosed to it by the other except as expressly permitted in this Agreement or as necessary for either party to perform hereunder, and (ii) that it will take all reasonable measures to maintain the confidentiality of all Confidential Information of the other party in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance. Notwithstanding the foregoing, each party may disclose Confidential Information (i) to the extent required by a court of competent jurisdiction or other governmental authority or otherwise as required by law or (ii) on a "need-to-know" basis under an obligation of confidentiality to its legal counsel, accountants, banks and other financing sources and their advisors.

9.  Term and Termination.

    (a)  Term. This Agreement will be effective upon the Effective Date and will
         ----
         remain in effect for a period of thirty (30) calendar months (the
                                          ------  --
         "Term"), unless terminated sooner in accordance with this Section 9.
                                                                   ------- -
         If, upon expiration of the Term, Services are being performed pursuant to an Insertion Order which specifies a later completion date, this Agreement will terminate on the last such completion date; provided that no additional Services may be ordered by Aristotle after the expiration of the Term.

    (b)  Termination. Either party may terminate this Agreement or an Insertion
         -----------
         Order in the event of a material breach of this Agreement or an Insertion Order by the other party if such material breach continues uncured for a period of sixty (60) days after written notice.
                                 -----  --
         Notwithstanding anything herein to the contrary, MatchLogic may terminate this Agreement and all Insertion Orders if any fees owed by Aristotle remain unpaid for thirty (30) days after their due date. This
                                     ------  --
         Agreement and all outstanding Insertion Orders will terminate automatically, with no further action of either party, if either party is adjudicated bankrupt, files a voluntary petition of bankruptcy, makes a general assignment for the benefit of creditors, is unable to meet its obligations in the normal course of business or if a receiver is appointed on account of the party's insolvency.

    (c)  Effect of Expiration or Termination. Upon the expiration or termination
         -----------------------------------
         of this Agreement for any reason, all licenses hereunder shall terminate and each party will promptly notify the other of all Confidential Information in its possession. At the expense of and in accordance with the other party's instructions, each party will promptly deliver such Confidential Information to the other party. Further, upon expiration or termination, each party will ensure and certify to the other in writing that all copies of the Matched List and all Derivative Works therefrom in its possession or control have been destroyed. Payment for all Services performed prior to termination is due and payable within fifteen (15) days of termination by either party
                                -------  --
         under this Section 9.
                    ---------

10. Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE PERFORMANCE OF THE SERVICES HEREUNDER ARE PROVIDED BY THE PARTIES "AS IS" AND IN LIEU OF ALL OTHER WARRANTIES AND THE PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES, WHETHER EXPRESS, IMPLIED OR

STATUTORY, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT, AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH PARTY SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING ANY BENEFIT THE OTHER PARTY MIGHT OBTAIN FROM THE CONSIDERATION IT IS PROVIDING HEREUNDER. NEITHER PARTY GUARANTEES CONTINUOUS OR UNINTERRUPTED OPERATION OF ANY SERVICES HEREUNDER.

11. Indemnity. Aristotle will indemnify, defend and hold harmless MatchLogic, its affiliates, officers, directors, employees, consultants and agents from any and all third party claims, liability, damages and/or costs (including, but not limited to, reasonable attorneys fees) arising from (a) any breach of Aristotle's covenants in Section 4, Section 7 and Schedule D attached hereto of
                         ---------  ---------     ----------
this Agreement, (b) any Content, (c) fraud or false advertising, (d) the sale or license of goods or services promoted or made available through the Services, or
(e) Aristotle's breach of Aristotle's privacy policy, as it may exist from time to time. MatchLogic will indemnify, defend and hold harmless Aristotle, its affiliates, officers, directors, employees, consultants and agents from any and all third party claims, liability, damages and/or costs (including, but not limited to, reasonable attorneys fees) arising from a claim that the Services or any of its intellectual property that is provided to Aristotle under this Agreement infringes a third party's U.S. patent, copyright or trademark rights. As a condition of either party's indemnity obligations set forth in this Section
                                                                         -------
11, the party to be indemnified will provide the other party with prompt notice
--
of the claim, action or proceeding; grant such party sole control of the defense and/or settlement negotiations (except that the prior written consent of the party being indemnified will be required for any settlement that reasonably can be expected to require a material affirmative obligation of, or result in any ongoing material liability to such party); and provide reasonable cooperation and, at such party's expense, assistance in the defense or settlement.

12. Limitations on Liability. EXCEPT IN CONNECTION WITH EITHER PARTY'S INDEMNITY OBLIGATIONS SET FORTH IN SECTION 11, IN NO EVENT SHALL EITHER PARTY BE
                                   ----------
LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (COLLECTIVELY, "SPECIAL DAMAGES") (INCLUDING BUT NOT LIMITED TO DAMAGES FOR BREACH OF CONTRACT OR WARRANTY OR FOR NEGLIGENCE OR STRICT LIABILITY), OR FOR INTERRUPTED COMMUNICATIONS, LOST DATA OR LOST PROFITS, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT WHETHER BASED IN CONTRACT, TORT OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF (OR KNOWS OR SHOULD KNOW OF) THE POSSIBILITY OF SUCH SPECIAL DAMAGES. IN NO EVENT SHALL EITHER PARTY'S LIABILITY UNDER THIS AGREEMENT OR AN INDIVIDUAL INSERTION ORDER EXCEED THE AMOUNT RECEIVED BY THAT PARTY IN CONNECTION WITH THE SERVICE, PRODUCT, OR CONDUCT GIVING RISE TO LIABILITY.

13. Assignment. Neither party may assign this Agreement, in whole or in part, without the other party's written consent. Any attempt to assign this Agreement other than as permitted above will be null and void. The parties' rights and obligations will bind and inure to the benefit of their respective successors, heirs, executors and administrators and permitted assigns. MatchLogic may subcontract all or a portion of its responsibilities hereunder.

14. Force Majeure. Except for the payment obligation, neither party shall be liable for failure to perform or delay in performing any obligation under this Agreement if such failure or delay is due to any event directly impacting such party's delay or failure to perform and beyond such party's reasonable control, including fire, flood, earthquake, strike, war (declared or undeclared), embargo, blockade, legal prohibition, governmental action, riot, insurrection, damage, destruction, failures or delays in transportation or communication, failure or substitutions of equipment, labor disputes, accidents, shortages of labor, fuel, raw materials or equipment or technical failures or any other similar cause; provided that the party claiming such force majeure event makes reasonable efforts to exercise such control. The party affected by such event of force majeure shall, not later than seven (7) days after the commencement of
                                       -----  -
such event, give notice to the other party of such event and shall use its best efforts to resume full performance of its obligations under this Agreement as soon as commercially possible.

15. Notice. Any notices required or permitted hereunder will be given in writing to the individuals set forth below. Such notice will be deemed given:
(a) upon personal delivery; (b) if sent by fax, upon confirmation of receipt;
(c) if sent by electronic mail, upon confirmation of delivery; or (d) if sent by certified or registered mail, postage prepaid, five (5) days after the date of
                                               ----  -
mailing.

If to MatchLogic:                                If to Aristotle:

MatchLogic, Inc.                                 Aristotle International, Inc.
7233 Church Ranch Blvd.                          205 Pennsylvania Ave., S.E.
Westminster, CO 80021                            Washington, D.C. 20003
Tel: 303-222-2000                                Tel: 202-554-3523
Fax: 303-222-2001                                Fax: 202-554-3580
Attn: President                                  Attn: General Counsel
And a copy to Corporate Counsel

16. Good Business Practices. Each party will: (a) conduct business in a manner that reflects favorably at all times on the other party; (b) avoid deceptive, misleading or unethical practices that are or might be detrimental to the other party and the other party's products and services or the public; (c) make no false or misleading representations with regard to the other party or the other party's products or services; (d) make no representations, warranties or guarantees to customers with respect to the specifications, features or capabilities of the other party's products and services that are inconsistent with the literature distributed by the other party; (e) comply with all applicable laws and regulations in performing its duties under this Agreement and in any of its dealings with respect to the other party's products and services; and (f) comply with all aspects of its publicly posted privacy policy.

17. Termination of Existing Agreement. Upon execution of this Agreement, the Existing Agreement is hereby terminated and of no further force or effect, and each party releases and forever discharges the other party of any obligation, claim or cause of action arising from or related to the Existing Agreement; provided, however, that
                                                   --------  -------
neither party shall be released from any payment obligations that accrued under the Existing Agreement prior to the date of execution of this Agreement.

18. Aristotle's Financial Obligations. Within thirty (30) calendar months
                                              ------  --
following the Effective Date, Aristotle shall purchase from MatchLogic and MatchLogic shall provide to Aristotle, not less than *** of Services. However, not less than *** (the "Third Quarter Commitment") of such Services shall be Targeted Ad Management or E-Mail Data Product (the "Specialized Services") and shall be purchased and paid for by Aristotle from MatchLogic in the fiscal quarter ending September 30, 2000 (the "Third Quarter"), provided however, that not less than *** of the Third Quarter Commitment shall be for targeted banner media (the "Media Purchase"). Aristotle shall purchase at least *** of the Media Purchase in July 2000, *** of the Media Purchase in August 2000 and the remainder of the Media Purchase in September 2000. All of the Media Purchase which has been purchased by Aristotle shall be payable as used by Aristotle at a *** cpm basis, but in no event later than the close of Aristotle's initial public offering. Notwithstanding any other provision of this Agreement, MatchLogic will purchase any opt-in DeliverE mail registrant for *** per registrant, up to a maximum of *** which purchase shall be applied against Aristotle's obligations under the Media Purchase. Notwithstanding any other provision of this Agreement, Aristotle shall not be deemed to be in breach of this Agreement if, during the Third Quarter, Aristotle delivers or offers to deliver a bona fide insertion order(s) to MatchLogic in an amount equal to the Third Quarter Commitment, but MatchLogic fails to fill such purchase orders as a result of MatchLogic, in its sole discretion, determining that it is unable or unwilling to deliver the Specialized Services because of a change in policy or interpretation of an existing policy with respect to the Specialized Services. In such case, Aristotle shall be required to purchase the remaining amount of the Third Quarter Commitment not delivered in the Third Quarter during the fiscal quarter ended December 31, 2000. Further, notwithstanding any other provision of this Agreement, Aristotle shall have the right to terminate this Agreement and all obligations of the parties hereunder shall be relieved, if:
(a) Aristotle, in good faith, (i) has delivered or made a bona fide offer to deliver to MatchLogic Insertion Order(s) to purchase Specialized Services, which individually, or in the aggregate, represent a material purchase obligation under this Agreement, (ii) MatchLogic, in its sole discretion, determines that it is unable or unwilling to deliver the Specialized Services in response to such Insertion Orders because of a change in policy or interpretation of an existing policy with respect to the Specialized Services and (iii) such inability materially frustrates the terms and purpose of this Agreement or (b) if Aristotle does not complete its initial public offering on or before ***; provided, however, that in such event, Aristotle shall pay MatchLogic
--------  -------
*** on or before ***, to compensate MatchLogic for its investment and expenses incurred in connection with this Agreement. In the event that Aristotle elects to terminate this Agreement under the immediately preceding sentence, it shall have no further rights or remedies with respect to this Agreement.

19. MatchLogic's Financial Obligations. MatchLogic shall pay Aristotle *** for the Matching to be performed by Aristotle pursuant to Section 6 of the
                                                      ---------
Agreement. Such payment shall be due and payable immediately upon delivery

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

of the Matched List. MatchLogic shall pay Aristotle an additional *** for the right to use the Matched List during the Term. Such payment shall be due and payable on September 30, 2000.

20. Aristotle's Obligation to Provide Reports. Aristotle shall provide the following reports: (i) quarterly written reports forecasting approximate monthly Insertion Order volume and (ii) monthly written updates to the quarterly forecasts described in (i) above. Additionally, Aristotle will use good faith efforts to provide periodic telephone updates to the monthly reports.

21. Marketing of Targeted Advertisements by MatchLogic or Authorized Resellers. During the Term, MatchLogic may market and sell or appoint third parties (each an "Authorized Reseller") to market and sell Targeted Advertisements to MatchLogic's customers, prospects and other advertisers. MatchLogic and each Authorized Reseller shall be responsible for their own marketing and administrative costs hereunder. MatchLogic and each Authorized Reseller shall pay to Aristotle (i) *** of the Advertising Price received from sales of Targeted Advertisements made using the Matched List or otherwise derived through the use of the Impression Data derived from the Matched List, provided that such Targeted Advertisements involved at least one (1) of the Fields set forth on Schedule D, attached hereto as a criteria for placing such Targeted
----------
Advertisement and (ii) *** of the Advertising Price received from sales of Targeted Advertisements made using the Matched List or otherwise derived from the use of the Impression Data from the Matched List, provided that such Targeted Advertisement involves only fields set forth on Schedule D, attached
                                                         ----------
hereto as the criteria for placing such Targeted Advertisement. All such fees actually collected by MatchLogic or an Authorized Reseller payable to Aristotle under this Section 21 shall be paid within thirty (30) days of the end of the
           ----------                      ------  --
then current fiscal quarter. MatchLogic shall provide a quarterly accounting to Aristotle of all Advertising Prices subject to this Section 21.
                                                    ----------

22. General. This Agreement shall be interpreted, construed and enforced in all respects in accordance with laws of the State of Colorado, without regard to the actual state or country of incorporation or residence of Aristotle. Aristotle hereby irrevocably consents to the exclusive jurisdiction of the courts of the State of Colorado and the federal courts situated in the State of Colorado in connection with any action arising under this Agreement. In the event that any provision of this Agreement shall be held by a court of law or other government agency to be void, voidable, or unenforceable, the remaining portions shall remain in full force and effect. The waiver by either party of a breach of any provision of this Agreement will not operate or be interpreted as a waiver of any other or subsequent breach. Sections 4, 5, 8, 9, 10, 11, 12,
                                             --------------------------------
15, 18 and 22 will survive the expiration or termination of this Agreement.  The
-------------
parties are independent contractors, and no agency, partnership, joint venture or employee-employer relationship is intended or created by this Agreement.
This Agreement, including the Insertion Orders and any exhibits or schedules attached hereto, sets forth the entire understanding and agreement of the parties as to the subject matter of this Agreement and supersedes any and all oral or written agreements or understandings between the parties, and may be changed only by a writing signed by both parties.

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

     IN WITNESS WHEREOF, the parties have signed this Agreement as of the Effective Date.

ARISTOTLE                                        MATCHLOGIC
By: /s/ JOHN PHILLIPS                            By: /s/ BEN ADDOMS
   ----------------------------                     ----------------------------
Name:  John Phillips                             Name:  Ben Addoms
Title: President                                 Title: Executive Director
Date:  June 30, 2000                             Date:  June 30, 2000

                       SCHEDULE A--Services and Products
                       ---------------------------------
                                    Services
                                    --------

Targeted Ad Management - This service involves MatchLogic (a) (i) using media provided by Aristotle or (ii) using media purchased by MatchLogic, and (b) setting up its ad servers for Foundation Targeting Campaigns, serving Targeted Advertisements within specified dates, and providing daily reports on the total campaign impressions (targeted and untargeted) and the click performance of ads served. Through its Targeted Ad Management services, MatchLogic is able to change the ad rotation and introduce new ads (targeted and untargeted) to the campaign based on clients' input.

Account Management - Account Managers serve as clients' primary contact and liaison with MatchLogic. Account Management participates in the development of clients' strategic marketing vision, translates that strategy into marketing plans and orchestrates the execution of those plans across a cross-functional client team to deliver effective results.

DeliverE - This service enables clients to select variables based on demographic and purchase intention criteria or based on a custom statistical model developed by MatchLogic. E-mail messages are sent to individuals that meet such criteria and who have expressed a desire to receive e-mail messages from MatchLogic or MatchLogic's partners in connection with relevant promotions, products or services. DeliverE is an effective way to acquire and maintain a powerful business to business customer group.

Lead Generation - This service runs in connection with MatchLogic's dynamic survey engine, involving follow-up e-mail messages that are sent to self-qualified individuals immediately after they have registered for a DeliverE-branded sweepstakes and favorably answered a survey question.

Co-branded Sweepstakes - Match Logic's Sweepstakes services include the creation and legal bonding of the Sweepstakes promotion, management and delivery of advertisements, tracking and reporting of responses, management of registrations (either on-line or off-line), drawing and notification of winners.

ECRM E-Mail - This service enables clients to target email communications to their customer base using variables and contact/response history data residing in their CRM warehouse. E-mail messages are sent to individuals that meet the defined criteria and who have opted-in to receive e-mail messages from the client with relevant promotions, products or services. Messages can be delivered as part of a targeted campaign or can be event-driven responses to customer actions or inactions. Data variables can be collected on-line, imported from off-line databases/systems, or calculated (e.g., model &
                                                         ----
segmentation scores). eCRM e-mail is an effective way to retain, upsell, cross-sell, and reactivate customers by building 1-to-1 relationships with them.

                                    Products
                                    --------

E-Mail Data Product - This product involves MatchLogic's license of, to the best of its knowledge, currently valid e-mail addresses of individuals who have, through a legally valid consent, expressly permitted MatchLogic to share their personal information with third parties for the purpose of sending targeted e-mails. Any E-Mail Addresses licensed by Aristotle hereunder, subject to the terms of this Agreement, may be used by Aristotle for driving traffic to web sites of persons or entities that have relationships with Aristotle, web sites managed by Aristotle, or web sites maintained for Aristotle's customers in accordance with the applicable terms and conditions set forth in Section 5 of
                                                                 ---------
Schedule C, attached hereto.
----------

MatchLogic will deliver with the E-Mail Data Product a report confirming that each e-mail address is valid and deliverable as of the date of delivery.

Each email address to be delivered hereunder corresponds to an individual who has opted-in to receiving e-mail correspondence from third parties, and shall include, at a minimum, an email address, a physical address, an identity that has been matched during the Matching, and self reported age of 18 years' or older. Each record has various levels of completion on all survey questions, and the effective date of the data and responses to the questions will vary.

                            Schedule B - Rate Card

                                *** SCHEDULE B.

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

                            Schedule B - Rate Card

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

                            Schedule B -- Rate Card

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

                            Schedule B - Rate Card

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

                                 SCHEDULE C--
                                 ------------
    Specific Terms and Conditions with Respect to the Products and Services
    -----------------------------------------------------------------------

1.   Ad Management.  Aristotle agrees that:
     -------------

       (a) it will provide MatchLogic with all ad campaign related information (e.g., creatives, all media buy information, clickthrough URL) at least 2 business days prior to site instrumentation turnaround for GIF banners, and 7 business days prior to site instrumentation turnaround for rich media campaigns.

2.  DeliverE.  Aristotle agrees that:
    --------

       (a) it will provide all Content at least 7 days before the expected mail date;

       (b) it will review and approve assembled Content with 24 hours of receipt;

       (c) it will provide the List selection criteria 7 days before the expected mail date;

       (d) it will ensure that the Content meets MatchLogic's specifications for email production; and

       (e)  it will provide a customer service contact.

       (f) once it approves any Content, Aristotle may not further revise or request MatchLogic to revise such Content, and agrees that MatchLogic will not be responsible for any errors contained therein.

3.  Lead Generation and Co-Branded Sweepstakes.
    ------------------------------------------

       (a)  Aristotle agrees that:

            (i)   it will define survey questions;

            (ii) it will provide MatchLogic with account access information to deliver Respondent Data;

            (iii) it will provide content, at least 7 days before the program launch, for follow-up e-mails;

            (iv) provide logic and specifications required to deploy the scoring analysis;

            (v) it will approve creative and other materials submitted to Aristotle by MatchLogic within 24 hours of Aristotle's receipt of such materials; and

            (vi) in connection with Co-Branded Sweepstakes, it will provide MatchLogic with all Sweepstakes prize(s) (or the agreed upon funds for MatchLogic to secure the Sweepstakes prize(s)). If the prize is a service, Aristotle will provide to MatchLogic funds equal to the value of the prize and

                  MatchLogic will hold such funds to secure Aristotle's obligation to fulfill the prize. MatchLogic will refund such funds to Aristotle upon Aristotle's fulfillment of the services. MatchLogic will not launch any Sweepstakes program if the prize(s) or funds to secure the prize(s) or performance have not been delivered to MatchLogic at least 7 days prior to the launch date, and may extend any delivery dates by the same number of days that Aristotle delays in performing its obligations.

     (b)  Data Issues.  Lead Generation and Co-Branded Sweepstakes Services may
          -----------
          result in the development and/or collection of an HTML prospecting survey (the "Survey"); consumer data gathered from individuals responding to the Survey (the "Survey Data"); and for multiple question lead generation programs, such individuals' name, postal address, Survey Data and scoring analysis of the Survey Data (collectively, the "Respondent Data").

          (i)   Survey Data. MatchLogic shall retain all ownership, right, title
                -----------
                and interest in and to the Survey and Survey Data, including without limitation patents, patents pending, copyrights, trade secrets, source code, object code, datamarts and database architecture.

          (ii)  Lead Generation Respondent Data. MatchLogic shall retain all
                -------------------------------
                ownership, right, title and interest in and to the Respondent Data resulting from Lead Generation Insertion Orders, including without limitation patents, patents pending, copyrights, trade secrets, source code, object code, datamarts and database architecture. For multiple question lead generation programs only, MatchLogic grants Aristotle, subject to the terms and conditions of this Agreement and the applicable Insertion Order, a nonexclusive, nontransferable license to the Respondent Data exclusively for Aristotle's own internal off-line use, provided that the Respondent Data and Aristotle's use of the Respondent Data will be subject to MatchLogic's privacy and user data policies. Aristotle may not disclose, distribute, rent, sell or otherwise transfer Respondent Data to any parent, subsidiary, affiliated entity or third party or permit such third parties to use the Respondent Data, directly or indirectly. Aristotle is only permitted to make one archival copy of the Respondent Data, and Aristotle shall have no other right to copy, in whole or in part, the Respondent Data. Any copy of the Respondent Data made by Aristotle is the exclusive property of MatchLogic.

          (iii) Co-Branded Sweepstakes Respondent Data. MatchLogic and
                --------------------------------------
                Aristotle will have joint ownership of all right, title and interest in and to the Respondent Data resulting from Co-Branded Sweepstakes Insertion Orders, without any requirement of accounting to the other party. Each party hereby assigns to the other a joint ownership interest in any right, title and interest it may have in such Respondent Data.

4.  eCRM E-Mail.
    -----------

     Aristotle acknowledges that certain jurisdictions impose civil and possibly even criminal sanctions for sending unsolicited email to recipients who did not request it. Aristotle covenants that it holds the necessary rights to permit MatchLogic's use of the e-mail addresses provided by Aristotle and that: all recipients whose e-mail addresses are provided by Aristotle have specified that they wish to receive email messages from or on behalf of Aristotle and to the best of Aristotle's knowledge, all such recipients are eligible for all offer(s) being delivered by MatchLogic on Aristotle's behalf. Aristotle further covenants that it will not knowingly provide MatchLogic with any e-mail addresses of individuals who Aristotle knows or should reasonably know are under the age of 18; that Aristotle has read and understands MatchLogic's publicly posted privacy policy statement, and verifies that MatchLogic's use of the addresses being provided complies with such policy. Aristotle will honor all opt-out requests (including unsubscribe requests) indefinitely, unless an individual chooses to opt-in (or re-subscribe) at a later date, and upon MatchLogic's request, Aristotle will provide to MatchLogic both the original opt-out date and the later opt-in date. Prior to any eCRM Services being provided by MatchLogic, Aristotle will provide MatchLogic the then-most updated comprehensive list of all opt-out requests; and at least 24 hours prior to MatchLogic's sending of any messages to addresses provided by Aristotle, Aristotle will provide MatchLogic any updates to the comprehensive list of all opt-out requests. Further, during the term of this Agreement, Aristotle will maintain an up-to-date list of all opt-out requests, including without limitation those which are a result of Aristotle's, MatchLogic's, and any third party's use of the addresses provided by Aristotle.

5.  E-Mail Data Product.
    --------------------

     (a)  Basic E-Mail Addresses.  In the case of the purchase of E-Mail Data
          ----------------------
          Product at the *** price level (such price being the price as of the date of this Agreement as set forth on the rate card attached at Schedule C), Aristotle and MatchLogic agree as follows:

          (i)   Grant of License. MatchLogic grants Aristotle a nonexclusive
                ----------------
                license (without the right to sublicense) to use the Basic E-mail Addresses in accordance with the terms and conditions of this Agreement to send up to three (3) email messages per month
                                             -----  -
                to each Basic E-mail Addresses for the sole purposes of Aristotle's own user acquisition and the promotion of Aristotle's activities, content or services. Aristotle may not use the Basic E-mail Addresses to promote the products or services of any third party. In all use of the Basic E-mail Addresses hereunder, Aristotle shall be responsible for adhering to appropriate privacy initiatives, including but not limited to, incorporating an unsubscribe feature in all correspondence with individual consumers and unsubscribing when requested to do so.

          (ii)  Restrictions on Use. Aristotle agrees to use the Basic E-mail
                -------------------
                Addresses only for the purposes set out above. Aristotle shall not (i) use the Basic E-mail Addresses for market research; (ii) permit any parent, subsidiaries,

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

               affiliated entities or third parties (other than third party contractors or agents retained by Aristotle to use the Basic E-mail Addresses to perform services for Aristotle which, if performed by Aristotle, would fall within the scope of the use permitted hereunder) to use the Basic E-mail Addresses, directly or indirectly; or (iii) send email messages to any Basic E-mail Addresses on behalf of any third party or include any advertisement or promotion for any third party in any email message sent to any Basic E-mail Addresses, except that Aristotle may include messages from Aristotle's suppliers and sponsors for the purpose of promoting Aristotle's activities, content or services.

        (iii)  Copies. Aristotle, solely to enable it to use the Basic E-mail
               ------
               Addresses in accordance with the terms and conditions of this Agreement, may make a reasonable number of copies of the Basic E-mail Addresses (but in any event no more than 3 copies), provided that all such copies shall include MatchLogic's copyright and any other proprietary notices. Aristotle shall have no other right to copy, in whole or in part, the Licensed Data. Any copies of the Basic E-mail Addresses made by Aristotle are the exclusive property of MatchLogic.

         (iv)  Modifications.  Aristotle agrees that only MatchLogic shall have
               -------------
               the right to alter or otherwise modify the Basic E-Mail
               Addresses.

          (v)  Delivery of Licensed Data. MatchLogic and Aristotle shall agree
               -------------------------
               in writing to the number of records to be provided and delivery of any such records of Basic E-mail Addresses shall be made to Aristotle upon payment of the [E-Mail Data License Fee].

     (b)  Enhanced E-Mail Addresses.  In the case of the purchase of E-Mail Data
          -------------------------
          Product at the *** price level (such price being the price as of the date of this Agreement as set forth on the rate card attached at Schedule C), Aristotle and MatchLogic agree as follows:
          ----------

         (i)  Grant of License. Licensor grants Licensee a nonexclusive,
              ----------------
              worldwide, perpetual license (without the right to sublicense) to use the Enhanced E-mail Addresses in accordance with the terms and conditions of this Agreement to send up to three (3) email
                                                         -----  -
              messages per month to each Enhanced E-mail Addresses address for the purposes of Licensee's content creation and user acquisition and for the purposes of promotion and marketing of Licensee's products, activities, content or services. Licensee may use all or any part of the Enhanced E-mail Addresses in email campaigns promoting the products and services of third parties provided that any such campaign is branded by Licensee and is sent under Licensee's Internet domain. In all use of the Enhanced E-mail Addresses hereunder, Licensee shall be responsible for incorporating an unsubscribe feature in all correspondence with individual consumers and unsubscribing when requested to do so, and will ensure that its use of the Enhanced

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

              E-mail Addresses meets the standards set forth in MatchLogic's publicly posted privacy policy.

         (ii) Restrictions on Use. Licensee agrees to use the Enhanced E-mail
              -------------------
              Addresses only for the purposes set out above. Licensee shall not
              (i) use the Enhanced E-mail Addresses for market research; or (ii) permit any parent, subsidiaries, affiliated entities or third parties (other than third party contractors or agents retained by Licensee to store or use the Enhanced E-mail Addresses to perform services for Licensee which, if performed by Licensee, would fall within the scope of the use permitted hereunder) to use the Enhanced E-mail Addresses, directly or indirectly.

        (iii) Copies.  Licensee, solely to enable it to use the Enhanced  E-mail
              ------
              Addresses in accordance with the terms and conditions of this Agreement, may make a reasonable number of copies of the Enhanced E-mail Addresses (but in any event no more than 3 copies), provided that all such copies shall include Licensor's copyright and any other proprietary notices. Licensee shall have no other right to copy, in whole or in part, the Enhanced E-mail Addresses. Any copies of the Enhanced E-mail Addresses made by Licensee are the exclusive property of Licensor.

         (iv) Modifications. Licensee agrees that only Licensor shall have the
              -------------
              right to alter or otherwise modify the Enhanced E-mail Addresses.

                      SCHEDULE D--Demographic Information
                      -----------------------------------

     The Demographic Information that Aristotle shall append to the MatchLogic User List will include the following publicly available voter demographic information (if available and if provided to Aristotle in the public records maintained by the jurisdictions from which Aristotle has obtained and will obtain such information) and enhancements:

          Field/Select
          ------------

     .   Status of voter (registered voter/non-voter)
     .   Political Party affiliation
     .   Congressional district
     .   State senate district
     .   State legislative district of citizen
     .   Registration date of voter
     .   Voter's individual historical participation in elections
     .   Status of political contributions (contributor/non-contributor)
     .   Date of Birth
     .   Frequency
     .   Gender
     .   Voter Count

     Information contained in the Aristotle Database with respect to each of the Fields/Selects set forth above, except status of political contributions, was derived from sources Aristotle believes, to the best of its knowledge, provided such information under oath.

     The prices for the Field/Selects set forth above, which prices set forth on MatchLogic's standard rate card, shall be adjusted in the mutual consent of the parties not less than once per quarter.